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                                  Exhibit 6(b)

                       Form of Selected Dealers Agreement

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Dear Sirs:

          As the principal underwriter of shares of certain registered investment companies presently or hereafter managed, advised or administered by Orbitex Management, Inc. shares of which companies are distributed by us at their respective net asset values plus sales charges as applicable, pursuant to our Distribution Agreements with such companies (the "Funds"), we invite you to participate as a non-exclusive agent in the distribution of shares of any and all of the Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices that shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as agent in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Fund and not as principal. All orders are subject to acceptance by us and become effective only upon confirmation by us. We reserve the right in our sole discretion to reject any order. The minimum dollar purchase of shares of the Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. On each purchase of shares by you from us, the total sales charges and discount to selected dealer, if any, shall be as stated in each Fund's then current prospectus.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each Fund's then current prospectus and statement of additional information. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

     There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 2 hereof.

4. As an authorized agent to sell shares of the Fund, you agree to purchase shares of the Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from a Fund except to cover purchase orders already received by us. Purchases from your

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     customers shall be at a price not less than the net asset value quoted by each such Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a Fund for the account of a record holder to us or to such Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of the Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the Funds or to each such Fund itself at the redemption price, as described in each Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such Fund or to us from your failure to make payment as aforesaid.

8. If any shares sold to you under the terms of this Agreement are repurchased by a Fund or by us as agent, or purchased for the account of that Fund or tendered to that Fund for purchase at liquidating value under the terms of the Declaration of Trust or other document governing such Fund within seven
     (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to retain such amount or to pay such amount to the Fund or the customer, as applicable, when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

9. All sales will be subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice to you, to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement.

10. No person is authorized to make any representations concerning the Funds or shares of the Funds except those contained in each Fund's then current effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each Fund's then current effective Prospectus or Statement of Additional Information and above-mentioned supplemental information.

11. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of

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     Additional Information will be supplied by us to you and your selling agents in reasonable quantities upon request.

12. With respect to Funds offering shares subject to a front-end sales charge, shares subject to a contingent deferred sales charge, and/or institutional class shares not subject to a sales charge, you shall conform to such written compliance standards as we have provided you in the past or may from time to time provide to you in the future.

13. We, our affiliates and the Funds shall not be liable for any losses, expenses, damages, costs or other claims arising out of any redemption or exchange pursuant to telephone instructions from any person, or our refusal to execute such instructions for any reason.

14. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on page 4 of this Agreement or at such other address as such party may designate by written notice to the other, or by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

15. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a broker or dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Rules of Fair Practice of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If you are offering and selling shares of the Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

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17.  You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

18. This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned.

19. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon both parties hereto when signed and accepted by you in the space provided below.


FOR FUNDS DISTRIBUTOR, INC.
60 STATE STREET, SUITE 1300
BOSTON, MA 02109

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